Exhibit 4.1

                               AMENDMENT AGREEMENT

     This Amendment Agreement (this "Agreement") is being entered into on December 31, 2001 by and among Pharmos Corporation, a Nevada corporation (the "Company"), and Millennium Partners, L.P., a Delaware limited partnership ("Millennium"), and St. Alban's Partners, Ltd. (each a "Purchaser," and collectively, the "Purchasers"). Terms used herein but not defined shall have the meaning set forth in that certain related Purchase Agreement dated as of September 1, 2000 (the "Purchase Agreement") by and among the Company and the Purchasers, except where the context expressly indicates to the contrary.

                                    RECITALS:

     WHEREAS, pursuant to the Purchase Agreement, the Company sold and issued to the Purchasers 6% Convertible Debentures due February 28, 2002 (the "Debentures"), in the aggregate principal amount of $6,000,000 at an aggregate purchase price of $6,000,000, on the terms and conditions set forth therein; and

     WHEREAS, in connection with the sale and issuance of the Debentures, the Company also issued to the Purchasers warrants (the "Warrants"), exercisable for shares of common stock, par value $.03, of the Company (the "Common Stock");

     WHEREAS, pursuant to Section 19 of the Debentures, no Debenture nor any term thereof may be amended, waived, discharged or terminated other than by written instrument signed by the company and the holder thereof (the "Holder");

     WHEREAS, in connection with the Purchase Agreement, the Company and the Purchasers entered into that certain Escrow Agreement, dated September 1, 2000 (the "Escrow Agreement,"), whereby each Purchaser deposited 50% of the amount of its Purchase Price from each purchase of Debentures (the "Escrow Proceeds") into a separate escrow account maintained by the Escrow Agent (as defined in the Escrow Agreement) for such Purchaser (a "Purchaser Escrow Account"); and

     WHEREAS, pursuant to Section 12 of the Escrow Agreement, no provision of the Escrow Agreement may be amended or waived without the prior written consent of the Company and Purchasers holding a majority in the principal amount of the Debentures; and

     WHEREAS, in connection with the Purchase Agreement, the Company and the Purchasers entered into that certain Registration Rights Agreement, dated September 1, 2000 (the "Registration Rights Agreement," and together with the Purchase Agreement, the Debentures, the Warrants (as defined in the Purchase Agreement), and the Escrow Agreement (the "Original Transaction Documents"), whereby the Company provided the Purchasers with certain registration rights with respect to the Common Shares (as defined in the Registration Rights
Agreement) and the Warrant Shares (as defined in the Registration Rights Agreement); and

     WHEREAS, the Company and Purchasers wish to amend certain terms and conditions in connection with the Debentures and amend certain terms and conditions of the Escrow Agreement pursuant to Section 12 of the Escrow Agreement;

     NOW THEREFORE, the parties hereto agree as follows:

                                     TERMS:

     1. Conversion of the Debentures. The following changes shall be effected to the terms and conditions of 50% of the Debentures held by each Purchaser on the date hereof (the "Initial Debentures"):

          (a) The term "Maturity Date" shall be defined as June 30, 2003.

          (b) Section 5(c) is hereby amended to read as follows, "Subject to adjustments pursuant to Sections 4 and 7, this Debenture will have a conversion price (the "Conversion Price") equal to $2.15.

The fully paid, validly issued and non-assessable shares of Common Stock into which such Debentures will be convertible shall be hereinafter referred to as the "Conversion Shares." The remaining 50% of the Debentures held by the Purchasers on the date hereof shall hereinafter be referred to as the "Remaining Debentures." The shares of Common Stock issuable upon exercise of the Remaining Debentures shall hereinafter be referred to as "Remaining Debenture Shares."

     2. Remaining Debentures. The following changes shall be effected to the terms and conditions of the Remaining Debentures:

          (a) The term "Maturity Date" shall be defined as June 30, 2003.

          (b) Section 5(c) is hereby amended to read as follows, "Subject to adjustments pursuant to Sections 4 and 7, this Debenture will have a conversion price (the "Conversion Price") equal to $2.63

     3. Escrow Agreement.

          (a) Section 2 of the Escrow Agreement is hereby amended in its entirety to read as follows:

     "Upon conversion by an Investor, individually or in the aggregate of at least 50.00% of the initial principal amount of the Debentures held by such Investor plus the interest that has accrued thereon since the date of issuance of the Debentures, the Investor and the Company shall promptly thereafter execute a joint certificate to the Escrow Agent (as defined in the Escrow Agreement) certifying that at least 50.00% in aggregate principal amount of such Investor's Debentures plus the interest that has accrued thereon since the issuance of the Debentures has been converted by the Investor (a "50.00% Conversion Notice"). Upon receipt of a 50.00% Conversion Notice, the Escrow Agent, shall release the Escrowed Proceeds received from such Investor to the Company."

          (b) The parties agree that after execution of this Amendment Agreement, upon receipt by each Purchaser of all of its Conversion Shares (upon conversion of the Initial Debentures) and Remaining Debentures, all proceeds held in escrow may be released. The parties acknowledge that the Escrow Agent may rely upon certificates executed by each of Purchasers to the effect that it has received its Conversion Shares and Remaining Debentures in releasing the Escrowed Proceeds.

     4. Registration Rights. The Company hereby represents that the Company's Registration Statement (No. 333-46818) (the "Registration Statement"), which covers the disposition of Registrable Securities pursuant to the Original Transaction Documents, has been declared effective by the Securities and Exchange Commission and is effective as of the date hereof, and that the prospectus to be delivered in connection therewith is current and deliverable.

          (a) The Company hereby acknowledges that all shares received and issuable upon conversion of the Debentures, including those issuable pursuant to Section 1 of this Amendment Agreement and those issuable upon conversion of the Remaining Debentures, shall be considered Registrable Securities for the purpose of the Registration Rights Agreement. The Conversion Shares are registered pursuant to the Registration Statement, which covers the disposition of Registrable Securities issuable pursuant to the Original Transaction Documents, and will be issued free of legend and stop-order. The Company acknowledges that the Registration Statement also covers the resale of an additional 1,421,945 shares of Common Stock issuable upon conversion of the Remaining Debentures, and such shares, when issued will be issued free of legend and stop order. The Company also covenants and agrees to register an additional 1,084,519 shares of Common Stock on an additional registration statement (the "Additional Registration Statement") in accordance with the provisions of Section 2 of the Registration Rights Agreement, to cover the resale of any additional Remaining Debenture Shares not covered by the Registration Statement. Any delays in obtaining the effectiveness of the Additional Registration Statement will result in the obligation of the Company to make Delay Payments, as provided in the Registration Rights Agreement, as well as result in the other rights and remedies contained in the Registration Rights Agreement. Pursuant to Section 3.10 of the Purchase Agreement, the Company shall be required to reserve and keep available for purposes of conversion of the Remaining Debentures no less than 1,879,848 shares of authorized but unissued shares of Common Stock, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. The parties acknowledge that the foregoing use of specific numbers in this Section 4(a) does not constitute any waiver of the Company's obligations to reserve a greater number of shares for purposes of conversion of the Remaining Debentures or to register a greater number of Remaining Debenture Shares in the event of a downward adjustment in Conversion Price pursuant to Section 4 or Section 7 of the Remaining Debentures.

          (b) The Company shall, as expeditiously as reasonably possible after the date hereof, and in any event within 30 days hereafter, prepare and file the Additional Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), or in the event the Company is ineligible to use such form, such other form as the Company is eligible to use under the Act. The Additional Registration Statement, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416), shall state that the Additional Registration Statement also covers such number of Additional Shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The Company shall use its best efforts to cause the Additional Registration Statement to be declared effective as soon as practicable, and in any event prior to the earlier of (i) 75 days following the date hereof or, in the event the Additional Registration
     Statement is reviewed by the SEC, by April 15, 2002, or (ii) five days after SEC clearance to request acceleration. The earlier of such two dates shall be deemed the Effectiveness Deadline for purposes of the rights and remedies contained in the Registration Rights Agreement. The Company shall provide the holders of Remaining Debenture Shares and their legal counsel reasonable opportunity to review the Additional Registration Statement or any amendment or supplement thereto prior to filing.

          (c) Notwithstanding paragraph 4(b) above, the Company's obligation to file the Additional Registration Statement shall be suspended if the Company complies in full, from the date hereof, with the following covenant:

               (i) From the date hereof until March 1, 2002, the Company shall not effect any transactions or reprice any existing instruments, resulting in the issuance or sale of shares of Common Stock or Convertible Securities where the Per Share Selling Price (as defined in the Debentures) is less than $2.63 (as such price may be adjusted for subsequent stock-splits, reverse splits and consolidations), other than financings involving Millennium Partners, L.P.

     If the foregoing covenant is not complied with in full, the obligation set forth in paragraph 4(b) shall apply as of the date hereof.

          (d) The Company hereby acknowledges that for purposes of Rule 144 of the Act, the holding period of shares of Common Stock issuable upon conversion of the Debentures, including the Conversion Shares and the Remaining Debenture Shares, shall date from September 1, 2000.

          (e) Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its behalf has, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures (including the Initial Debentures and Remaining Debentures), the Warrants, the Common Shares, the Warrant Shares, the Conversion Shares or the Remaining Debentures Shares under the Act. The issuance of the Debentures (including the Initial Debentures and Remaining Debentures), Warrants, Common Shares, Warrant Shares, Conversion Shares or the Remaining Debentures Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any rule that requires stockholder approval, including the rules of the NASD.

     5. Press Release and Form 8-K. As soon as practicable but in no event more than two (2) Trading Days following the execution of this Amendment Agreement and the satisfaction of the conditions in Section 8 by all of the parties, the Company shall issue a press release in a form mutually agreeable to both parties. If the Company fails to issue the press release within two (2) Trading Days following such date, the Purchasers may issue a press release covering the transaction and complying with any legal requirement applicable to the Purchasers. In addition, within two (2) Trading Days following such date, the Company shall file a Form 8-K with the SEC, which discloses the transactions related to this Amendment Agreement, in a form mutually agreeable to both parties. The Purchasers shall have the opportunity to review such Form 8-K prior to its filing.

     6. Due Authorization. The Company hereby represents and warrants to each of the Purchasers as of the date hereof that the Company has all requisite corporate power and authority to enter into and perform this Amendment Agreement and the transactions contemplated hereby and thereby. The Company further represents and warrants that this Amendment Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     7. Expenses. The Company and the Purchasers shall each bear their own legal expenses in connection with their entry into this transaction.

     8. Closing Documents; Conditions. (a) Contemporaneously with the execution and delivery of this Amendment Agreement, the Company shall deliver each of the Closing Documents (as defined below) to the Purchasers. The obligations of each Purchaser hereunder are subject to the Purchasers' receipt of such Closing Documents. The requirement that the Purchasers receive the Closing Documents is for each Purchaser's benefit and may be waived by each Purchaser at any time in writing in its sole discretion. "Closing Documents" means (v) an opinion of independent counsel of the Company, in the form annexed hereto as Exhibit A; (w) an executed copy of the officer's certificate in the form attached hereto as Exhibit B; (x) the Initial Debentures issued by the Company in accordance with this Amendment Agreement; and (y) the Remaining Debentures issued by the Company in accordance with this Amendment Agreement. Promptly following the execution and delivery of this Amendment Agreement, the Purchasers shall tender to the Company their respective certificates representing the Debentures prior to their amendment pursuant to this Amendment Agreement.

          (b) The obligations of both the Company and the Purchasers shall be subject to the receipt by the Company, by no later than January 4, 2002, of a waiver from Strong River Investments, Inc., in form and substance satisfactory to the Company and the Purchasers, waiving its anti-dilution rights under Section 7(a) of its Debenture with respect to the adjustments on Conversion Prices effectuated pursuant to Sections 1 and 2 of this Agreement.

     9. Miscellaneous.

          (a) Article 7 of the Purchase Agreement is hereby incorporated herein by reference with such changes as may be necessary mutatis mutandis to conform to this Amendment Agreement.

          (b) Except as set forth above, the Original Transaction Documents and the terms thereof shall remain unmodified and in full force and effect.

          (c) The Company hereby represents that all of the Company's representations and warranties contained in the Original Transaction Documents were true and correct as of September 1, 2000 and, except as set forth on Schedule 1 hereto, are true and correct as of the date hereof (except for representations and warranties made as of an earlier date, which shall be true and correct as of such date).

          (d) The Company hereby represents that it has performed all agreements and satisfied all conditions required to be performed or satisfied prior to the date hereof by the Original Transaction Documents when and as required.

          (e) The Company hereby acknowledges and agrees that it has no pending claims against any of the Purchasers and hereby releases, acquits and forever discharges each of the Purchasers from any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which the Company ever had, now has or may have against any Purchaser on or by reason of any matter, cause or thing whatsoever through the date hereof.

          (f) The Company hereby represents that no Event of Default (as defined in the Debentures) has occurred, is likely to occur or is threatened, and no event has occurred which constitutes or would constitute an Event of Default with notice or the passage of time or both, as of the date hereof.

          (g) This Amendment Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Amendment Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

          (h) In consideration of the Purchasers' execution and delivery of this Amendment Agreement, and in addition to all of the Company's other obligations under the Original Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Amendment Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Amendment Agreement or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Amendment Agreement or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of this Amendment Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures (including the

     Initial Debentures and Remaining Debentures), the Warrants, the Common Shares, the Warrant Shares, the Conversion Shares or the Remaining Debentures Shares or (iii) the status of the Purchaser or holder of the Debentures (including the Initial Debentures and Remaining Debentures), the Warrants, the Common Shares, the Warrant Shares, the Conversion Shares or the Remaining Debentures Shares as investors in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent it arises out of such Indemnitee's willful misconduct, gross negligence, or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (i) For the avoidance of doubt, the parties acknowledge that the Conversion Shares and the Remaining Debentures Shares shall be considered to be Common Shares, as defined in the Original Transaction Documents and Registrable Securities as defined in the Registration Rights Agreement, and the Initial Debentures and the Remaining Debentures shall be considered to be Debentures as defined in the Original Transaction Documents.

          (j) The parties acknowledge and agree that the Purchasers are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Purchasers hereunder are several and not joint, that no Purchaser shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Purchaser, and that any rights granted to "Purchasers" hereunder shall be enforceable by each Purchaser hereunder.

          (k) This Amendment Agreement, the Original Transaction Documents and the agreements and other documents referred to herein and therein constitute the full and entire understanding and agreement of the parties with respect to the matters covered hereby and thereby, supercedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          (l) Notices to the parties hereto shall be sent to the addresses set forth in the Purchase Agreement.

                       *** Signatures on the next page ***

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

COMPANY:

PHARMOS CORPORATION


By:       /s/ Robert W. Cook
   -------------------------------------
          Name: Robert W. Cook
          Title:   EVP, CFO

PURCHASERS:

MILLENNIUM PARTNERS, LP
By:   Daniel Cardella


By:       /s/ Daniel Cardella
    ------------------------------------
          Name:  Daniel Cardella
          Title:  Portfolio Manager


ST. ALBANS PARTNERS LTD.
By:

By:       /s/ John B. Wagner
     -----------------------------------
           Name:   John B. Wagner
           Title:  Managing Partner

                     [Signature Page to Amendment Agreement]

                                                                      SCHEDULE 1


                    Updates to Representations and Warranties

     1. As of November 1, 2001, there were 55,356,307 shares of the Company's Common Stock outstanding.

     2. In October 2001, the Company sold it ophthalmic business to Bausch & Lomb Incorporated, as reported in the Current Report of Form 8-K filed on October 16, 2001.